   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2000
                                                     Registration No.: 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               IPC HOLDINGS, LTD.
               (Exact name of issuer as specified in its charter)


            BERMUDA                                 AMERICAN INTERNATIONAL BUILDING                           NOT APPLICABLE
(State or other jurisdiction of                             29 RICHMOND ROAD                                 (I.R.S. Employer
incorporation or organization)                          PEMBROKE, HM 08, BERMUDA                           Identification No.)
                                                             (441) 298-5100
                                               (Address, including zip code, and telephone
                                               number, including area code, of Registrant's
                                                     principal executive offices)


                      IPC HOLDINGS, LTD. STOCK OPTION PLAN


                              CT Corporation System
                                111 Eighth Avenue
                                   13th Floor
                            New York, New York 10011
                                 (212) 246-5070

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                              Andrew S. Rowen, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000

                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed              Proposed
                                                    Amount             maximum              maximum            Amount of
      Title of each class of securities              to be         offering price          aggregate         registration
               to be registered                   registered        per share(1)       offering price(1)          fee
Common Stock, par value $0.01 per share             300,000           11.8125             $3,543,750           $935.55
                                                    shares

(1) Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based on the high and low prices of the common shares (the "Common Shares") of IPC Holdings, Ltd. as reported on the NASDAQ National Market System on February 8, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.     PLAN INFORMATION*


ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


* As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I will be delivered to the participants in the Plan covered by this registration statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 300,000 shares of the Registrant's Common Shares to be issued pursuant to the IPC Holdings, Ltd. Stock Option Plan (as amended, the "Plan"). The Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (No. 333-19149) is incorporated herein by reference with the exception of Exhibit 4.3 thereto, which exhibit has been replaced by the amended Plan included as Exhibit 99 hereto. Exhibit 99 hereto reflects an amendment to the Plan approved by the shareholders at the Registrant's Annual General Meeting held on June 18, 1999. Specifically, Exhibit 99 reflects an amendment (i) to Section 5.1 of the Plan to increase the aggregate number of Common Shares covered by the Plan from 277,500 to 577,500 and (ii) to Section 8 of the Plan to extend the period during which the Plan will remain in effect from five years to ten years after the effective date of the Plan.

Item 8.  Exhibits


Exhibit No.    Description

       5 Opinion of Conyers Dill & Pearman as to the validity of the securities registered

    23.1 Consent of Conyers Dill & Pearman (included in their opinion filed as Exhibit 5)

    23.2       Consent of Arthur Andersen

      24 Powers of Attorney (set forth on signature page of this Registration Statement)

      99       IPC Holdings, Ltd. Stock Option Plan, as amended
---------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on January 31, 2000.

                                        By: /s/ John P. Dowling
                                            -------------------
                                            John P. Dowling
                                            President and Chief
                                            Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Dowling and Joseph C.H. Johnson his true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                       TITLE                               DATE

/s/ Joseph C.H. Johnson
-------------------------   Chairman of the Board of          January 31, 2000
Joseph C.H. Johnson         Directors


/s/ John P. Dowling         President and Chief               January 31, 2000
-------------------------   Executive Officer (Principal
John P. Dowling             Executive Officer)

SIGNATURE                       Title                               Date

                            Vice President (Principal           January 31, 2000
                            Financial Officer and
/s/ John R. Weale           Principal Accounting
-------------------------   Officer)
John R. Weale

/s/ Russell S. Fisher
-------------------------   Director                            January 28, 2000
Russell S. Fisher

/s/ Clarence E. James
-------------------------   Director                            January 31, 2000
Clarence E. James

/s/ Frank Mutch
-------------------------   Director                            January 31, 2000
Frank Mutch

/s/ Anthony M. Pilling
-------------------------   Director                            January 31, 2000
Anthony M. Pilling

/s/ John T. Schmidt
-------------------------   Director                            January 29, 2000
John T. Schmidt

Index to Exhibits

Exhibit No.                Description

5 Opinion of Conyers Dill & Pearman regarding the validity of the securities registered

23.1 Consent of Conyers Dill & Pearman (included in their opinion filed as Exhibit 5)

23.2              Consent of Arthur Andersen

24 Powers of Attorney (set forth on signature page of this Registration Statement)

99                IPC Holdings, Ltd. Stock Option Plan, as amended

------------------------